Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of The NASDAQ OMX Group, Inc. (the “Company”) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Greifeld, as Chief Executive Officer and President of the Company, and Lee Shavel, as Chief Financial Officer and Executive Vice President, Corporate Strategy of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Robert Greifeld
Name:	Robert Greifeld
Title:	Chief Executive Officer and President
Date:	February 24, 2012

/s/ Lee Shavel

Name:	Lee Shavel
Title:	Chief Financial Officer and Executive Vice President, Corporate Strategy
Date:	February 24, 2012

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.